UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 1, 2008 (March 27, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

Item 2.03.              Creation of a Direct Financial Obligation.

On March 27, 2008, Seneca Niagara Falls Gaming Corporation (“SNFGC”), a wholly-owned subsidiary of Seneca Gaming Corporation (the “Corporation”) entered into an amended and restated head lease agreement with the Seneca Nation of Indians (the “Nation”), which agreement amended and restated the original head lease agreement between SNFGC and the Nation dated October 25, 2002 (the “Amended and Restated SNFGC Head Lease”).

Additionally, on March 27, 2008, each of Seneca Territory Gaming Corporation (“STGC”) and Seneca Erie Gaming Corporation (“SEGC”), also wholly-owned subsidiaries of the Corporation, entered into amendments to existing head lease agreements with the Nation, which amended the head lease agreements entered into by STGC and SEGC with the Nation effective as of May 1, 2004 and April 1, 2006, respectively (collectively, the “STGC and SEGC Head Lease Amendments”).

Consistent with the Corporation’s disclosure in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (which noted the Nation’s intent to increase the annual rents under the head leases), the Amended and Restated SNFGC Head Lease and the STGC and SEGC Head Lease Amendments (collectively, the “Agreements”) provide for an aggregate annual increase in the amounts payable to the Nation under the head leases of approximately $14 million, such that SNFGC will be required to pay $24.4 million per year in rent (in equal monthly amounts), STGC will be required to pay $20.3 million per year in rent (in equal monthly amounts) and SEGC will be required to pay $17.3 million per year in rent (in equal monthly amounts).  The lease payment increases are effective as of October 1, 2007 for the fiscal year ending September 30, 2008.

In connection with the foregoing increases, for purposes of compliance with its Indenture governing its senior notes and the Distribution Agreement among the Corporation, the Seneca Nation Capital Improvements Authority and Wells Fargo, N.A., dated April 27, 2007 (the “Distribution Agreement”), the Corporation obtained and delivered to Wells Fargo, N.A. (as trustee under the Indenture governing its senior notes) written fair market value rent appraisals from an independent financial advisor with regard to each head lease, together with required certifications under the Indenture.  The Corporation also delivered to Wells Fargo, N.A. (as trustee under the indenture governing the Nation’s municipal bonds and a party to the Distribution Agreement) an additional certification required pursuant to the Distribution Agreement.  Further or additional increases in rent payable under the head lease agreements are restricted under the terms of the Corporation’s Indenture governing its senior notes and the Distribution Agreement, and are subject to compliance with all applicable contractual commitments of the Corporation and the Nation.   The leases expire on the twenty-first anniversary of the commencement of gaming activities under the Nation’s Compact with the State of New York, unless earlier terminated by the parties.

Copies of the Agreements are attached to this Current Report as Exhibits 10.1, 10.2, and 10.3, respectively.  The Agreements are incorporated herein by reference and the foregoing description of the Agreements is qualified in its entirety by reference to such Exhibits.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

10.1         Amended and Restated Head Lease Agreement between Seneca Niagara Falls Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

10.2         First Amendment to Head Lease Agreement between Seneca Territory Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

10.3         First Amendment to Head Lease Agreement between Seneca Erie Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: April 1, 2008		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1*	Amended and Restated Head Lease Agreement between Seneca Niagara Falls Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

10.2*	First Amendment to Head Lease Agreement between Seneca Territory Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

10.3*	First Amendment to Head Lease Agreement between Seneca Erie Gaming Corporation and the Seneca Nation of Indians effective as of October 1, 2007.

*  Filed herewith